Exhibit 99.1
Freddie Mac Reports Net Income of $3.8 Billion for First Quarter 2022

Making Home Possible for Over 835,000 Households in First Quarter 2022
•Financed 691,000 mortgages, with 52% of eligible loans being affordable to low- to moderate-income families, and enabled 111,000 first-time homebuyers to purchase a home
•Financed 144,000 rental units, with 95% of eligible units being affordable to low- to moderate-income families

First Quarter 2022 Financial Results

Market Liquidity Provided - $223 Billion	Homes and Rental Units Financed - 835,000	Net Worth - $31.7 Billion	Total Mortgage Portfolio - $3.3 Trillion

Consolidated
•Net income of $3.8 billion, an increase of 37% year-over-year, driven by higher net revenues and a credit reserve release in Single-Family
•Net revenues of $5.8 billion, an increase of 11% year-over-year, primarily driven by higher net interest income and an increase in net investment gains
•Benefit for credit losses of $0.8 billion, driven by a credit reserve release due to observed house price appreciation and higher forecasted house prices
•New business activity of $207 billion, down 43% year-over-year, as refinance activity moderated
•Mortgage portfolio of $2.9 trillion, up 17% year-over-year, driven by continued house price appreciation and strong home purchase activity
•Serious delinquency rate of 0.92%, down from 1.12% at December 31, 2021 and 2.34% at March 31, 2021, driven by the decline of loans in forbearance
•Completed approximately 49,000 loan workouts
•55% of mortgage portfolio covered by credit enhancements
•New business activity of $15 billion, up 7% year-over-year
•Mortgage portfolio of $415 billion, up 5% year-over-year, driven by ongoing loan purchase and securitization activity
•Delinquency rate of 0.08%, unchanged from December 31, 2021 and down from 0.17% at March 31, 2021
•94% of mortgage portfolio covered by credit enhancements

“Freddie Mac delivered a strong first quarter performance, with net income exceeding both the first and fourth quarters of 2021. Single-Family serious delinquencies have declined to their lowest point in two years, and Multifamily delinquencies are at near pre-pandemic levels as well. We remain intensely focused on our expansive mission, with an emphasis on promoting greater equity and sustainability.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $5.8 Billion Net Income $3.8 Billion Comprehensive Income $3.7 Billion

Single-Family

Net Revenues $5.2 Billion Net Income $3.4 Billion Comprehensive Income $3.4 Billion

Multifamily

Net Revenues $0.6 Billion Net Income $0.4 Billion Comprehensive Income $0.3 Billion

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $3.8 billion for the first quarter of 2022, an increase of 37% year-over-year, due to higher net revenues and a credit reserve release in Single-Family.
Net revenues increased 11% year-over-year to $5.8 billion, primarily driven by higher net interest income and an increase in net investment gains. Net interest income increased 13% year-over-year to $4.1 billion, primarily driven by continued mortgage portfolio growth and higher average portfolio guarantee fee rates in Single-Family. Net investment gains increased 25% year-over year to $1.5 billion, as higher gains in Single-Family offset a decline in Multifamily.
Benefit for credit losses increased $0.6 billion year-over-year to $0.8 billion, driven by a credit reserve release due to observed house price appreciation and higher forecasted house prices.
Summary of Consolidated Results of Operations

(Dollars in millions)	1Q 2022	4Q 2021	Change	1Q 2021	Change
Net interest income	$4,104	$4,756	($652)	$3,639	$465
Guarantee income	70	182	(112)	248	(178)
Investment gains (losses), net	1,513	519	994	1,208	305
Other income (loss)	159	108	51	178	(19)
Net revenues	5,846	5,565	281	5,273	573
Benefit (provision) for credit losses	837	(138)	975	196	641
Salaries and employee benefits	(356)	(356)	0	(344)	(12)
Credit enhancement expense	(459)	(428)	(31)	(335)	(124)
Benefit for (decrease in) credit enhancement recoveries	(17)	(32)	15	(257)	240
Legislative assessments expense	(759)	(761)	2	(691)	(68)
Other expense	(341)	(415)	74	(361)	20
Non-interest expense	(1,932)	(1,992)	60	(1,988)	56
Income (loss) before income tax (expense) benefit	4,751	3,435	1,316	3,481	1,270
Income tax (expense) benefit	(953)	(691)	(262)	(714)	(239)
Net income (loss)	3,798	2,744	1,054	2,767	1,031
Other comprehensive income (loss), net of taxes and reclassification adjustments	(120)	(22)	(98)	(389)	269
Comprehensive income (loss)	$3,678	$2,722	$956	$2,378	$1,300

Conservatorship metrics (in billions)
Net worth	$31.7	$28.0	$3.7	$18.8	$12.9
Senior preferred stock liquidation preference	100.7	98.0	2.7	89.1	11.6
Remaining Treasury funding commitment	140.2	140.2	—	140.2	—
Cumulative dividend payments to Treasury	119.7	119.7	—	119.7	—
Cumulative draws from Treasury	71.6	71.6	—	71.6	—

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

Single-Family Segment
Financial Results
Net Revenues
(In millions)

Net Income
(In millions)
Comprehensive Income
(In millions)

(Dollars in millions)	1Q 2022	4Q 2021	Change	1Q 2021	Change
Net interest income	$3,806	$4,425	($619)	$3,308	$498
Non-interest income	1,408	277	1,131	541	867
Net revenues	5,214	4,702	512	3,849	1,365
Benefit (provision) for credit losses	831	(157)	988	146	685
Non-interest expense	(1,778)	(1,791)	13	(1,809)	31
Income (loss) before income tax (expense) benefit	4,267	2,754	1,513	2,186	2,081
Income tax (expense) benefit	(856)	(555)	(301)	(448)	(408)
Net income (loss)	3,411	2,199	1,212	1,738	1,673
Other comprehensive income (loss), net of taxes and reclassification adjustments	(12)	5	(17)	(328)	316
Comprehensive income (loss)	$3,399	$2,204	$1,195	$1,410	$1,989
Key Drivers
Net income increased year-over-year, mainly driven by:
•Higher net interest income primarily due to continued mortgage portfolio growth and higher average portfolio guarantee fee rates.
•Higher non-interest income primarily due to higher net investment gains driven by mark-to-market gains on commitments to sell guaranteed mortgage-related securities used to economically hedge the securitization pipeline, as spreads on agency mortgage-related securities widened during the quarter.
•Higher benefit for credit losses driven by observed house price appreciation and higher forecasted house prices.

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	1Q 2022	4Q 2021	Change	1Q 2021	Change
New Business Statistics:
Single-Family homes funded (in thousands)	691	955	(264)	1,231	(540)
Purchase borrowers (in thousands)	279	357	(78)	291	(12)
Refinance borrowers (in thousands)	412	598	(186)	940	(528)
Affordable to low- to moderate-income families (%)(1)	52	54	(2)	49	3
First-time homebuyers (%)(2)	48	46	2	46	2
Average guarantee fee rate charged (bps)	49	47	2	50	(1)
Weighted average original loan-to-value (LTV) (%)	72	71	1	69	3
Weighted average original credit score	746	748	(2)	759	(13)
UPB covered by new CRT issuance (in billions)	$208	$242	($34)	$245	($37)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	47	46	1	45	2
Weighted average current LTV (%)	54	55	(1)	58	(4)
Weighted average current credit score	756	756	—	754	2
Loan count (in millions)	13.4	13.1	0.3	12.3	1.1
Credit-Related Statistics:
Loan workout activity (in thousands)	49	62	(13)	94	(45)
Credit enhancement coverage (%)	55	53	2	50	5
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•The company provided funding for approximately 691,000 single-family homes, more than 412,000 of which were refinance loans. First-time homebuyers represented 48% of new single-family home purchase loans.
•Single-Family loan workout activity decreased to 49,000, from 94,000 in the first quarter of 2021, as the overall forbearance population continues to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 55% from 50% in the first quarter of 2021, primarily due to the new business activity included in credit risk transfer (CRT) transactions.

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

Multifamily Segment
Financial Results

Net Revenues
(In millions)

Net Income
(In millions)

Comprehensive Income
(In millions)

(Dollars in millions)	1Q 2022	4Q 2021	Change	1Q 2021	Change
Net interest income	$298	$331	($33)	$331	($33)
Guarantee income	40	147	(107)	159	(119)
Investment gains (losses), net	261	348	(87)	908	(647)
Other income (loss)	33	37	(4)	26	7
Net revenues	632	863	(231)	1,424	(792)
Benefit (provision) for credit losses	6	19	(13)	50	(44)
Non-interest expense	(154)	(201)	47	(179)	25
Income (loss) before income tax (expense) benefit	484	681	(197)	1,295	(811)
Income tax (expense) benefit	(97)	(136)	39	(266)	169
Net income (loss)	387	545	(158)	1,029	(642)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(108)	(27)	(81)	(61)	(47)
Comprehensive income (loss)	$279	$518	($239)	$968	($689)
Key Drivers
Net income decreased year-over-year, mainly driven by:
•Lower guarantee income as continued growth in the Multifamily guarantee portfolio was offset by the impact of rising interest rates on the fair values of guarantee assets.
•Lower net investment gains due to spread widening and lower initial pricing margins on new loan purchases.

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	1Q 2022	4Q 2021	Change	1Q 2021	Change
New Business Statistics:
Number of rental units financed (in thousands)	144	223	(79)	134	10
Affordable to low-income families (%)(1)	72	57	15	77	(5)
Affordable to low- to moderate-income families (%)(2)	95	91	4	97	(2)
Weighted average original LTV (%)	67	67	—	69	(2)
Weighted average original debt service coverage ratio	1.33	1.33	—	1.38	(0.05)
UPB covered by new CRT issuance (in billions)	$14	$23	($9)	$26	($12)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	43	42	1	41	2
Unit count (in thousands)	4,616	4,652	(36)	4,613	3
Credit-Related Statistics:
Credit enhancement coverage (%)	94	94	—	92	2
(1) Eligible units acquired affordable to families earning at or below 80% of AMI.
(2) Eligible units acquired affordable to families earning at or below 120% of AMI.
Business Highlights
•The company provided financing for more than 144,000 multifamily rental units. 72% of the eligible multifamily rental units financed were affordable to low-income families.
•UPB covered by new CRT issuance significantly decreased to $14 billion from $26 billion in the first quarter of 2021, primarily due to a smaller securitization pipeline and no Structured Credit Risk Trust note transactions in the first quarter of 2022.
•While the mortgage portfolio increased slightly as of March 31, 2022 compared to December 31, 2021, total portfolio unit count decreased, primarily driven by the impact of portfolio payoffs and higher per unit cost of newly financed multifamily properties as a result of property price appreciation.
•Credit enhancement coverage of the Multifamily mortgage portfolio increased to 94% from 92% in the first quarter of 2021.

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at March 31, 2022.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in March 2022. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $100.7 billion on March 31, 2022 based on the $2.7 billion increase in the Net Worth Amount during the fourth quarter of 2021, and will increase to $104.4 billion on June 30, 2022 based on the $3.7 billion increase in the Net Worth Amount during the first quarter of 2022.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the company’s First Quarter 2022 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on April 28, 2022 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/rippuc8p. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Laurie Garthune (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the effects of natural disasters, other catastrophic events, including the effects of the COVID-19 pandemic, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in market conditions, liquidity, mortgage spreads, credit outlook, uncertainty about the duration, severity, and effects of the COVID-19 pandemic and actions taken in response thereto, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, and the impacts of legislation or regulations and new or amended accounting guidance, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

FREDDIE MAC
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(In millions, except share-related amounts)	1Q 2022	4Q 2021	1Q 2021
Net interest income
Interest income	$17,740	$16,604	$13,902
Interest expense	(13,636)	(11,848)	(10,263)
Net interest income	4,104	4,756	3,639
Non-interest income (loss)
Guarantee income	70	182	248
Investment gains (losses), net	1,513	519	1,208
Other income (loss)	159	108	178
Non-interest income (loss)	1,742	809	1,634
Net revenues	5,846	5,565	5,273
Benefit (provision) for credit losses	837	(138)	196
Non-interest expense
Salaries and employee benefits	(356)	(356)	(344)
Credit enhancement expense	(459)	(428)	(335)
Benefit for (decrease in) credit enhancement recoveries	(17)	(32)	(257)
Legislative assessments expense	(759)	(761)	(691)
Other expense	(341)	(415)	(361)
Non-interest expense	(1,932)	(1,992)	(1,988)
Income (loss) before income tax (expense) benefit	4,751	3,435	3,481
Income tax (expense) benefit	(953)	(691)	(714)
Net income (loss)	3,798	2,744	2,767
Other comprehensive income (loss), net of taxes and reclassification adjustments	(120)	(22)	(389)
Comprehensive income (loss)	$3,678	$2,722	$2,378
Net income (loss)	$3,798	$2,744	$2,767
Future increase in senior preferred stock liquidation preference	(3,678)	(2,722)	(2,378)
Net income (loss) attributable to common stockholders	$120	$22	$389
Net income (loss) per common share	$0.04	$0.01	$0.12
Weighted average common shares outstanding (in millions)	3,234	3,234	3,234

Freddie Mac First Quarter 2022 Financial Results
April 28, 2022

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In millions, except share-related amounts)	2022	2021
Assets
Cash and cash equivalents (includes $957 and $1,695 of restricted cash and cash equivalents)	$10,526	$10,150
Securities purchased under agreements to resell	69,617	71,203
Investment securities, at fair value	53,244	53,015
Mortgage loans held-for-sale (includes $8,101 and $10,498 at fair value)	17,014	19,778
Mortgage loans held-for-investment (net of allowance for credit losses of $4,389 and $4,947)	2,915,915	2,828,331
Accrued interest receivable, net	7,675	7,474
Deferred tax assets, net	5,865	6,214
Other assets (includes $7,190 and $6,594 at fair value)	28,998	29,421
Total assets	$3,108,854	$3,025,586
Liabilities and equity
Liabilities
Accrued interest payable	$6,266	$6,268
Debt (includes $5,038 and $2,478 at fair value)	3,059,125	2,980,185
Other liabilities (includes $722 and $287 at fair value)	11,752	11,100
Total liabilities	3,077,143	2,997,553
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $100,681 and $97,959)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings (accumulated deficit)	(51,195)	(54,993)
AOCI, net of taxes, related to:
Available-for-sale securities	174	297
Other	(140)	(143)
Total AOCI, net of taxes	34	154
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	31,711	28,033
Total liabilities and equity	$3,108,854	$3,025,586
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	March 31,	December 31,
(In millions)	2022	2021
Assets:
Cash and cash equivalents (includes $773 and $1,595 of restricted cash and cash equivalents)	$774	$1,596
Securities purchased under agreements to resell	28,705	34,000
Investment securities, at fair value	1,099	420
Mortgage loans held-for-investment, net	2,877,320	2,784,626
Accrued interest receivable, net	7,223	7,019
Other assets	9,570	11,265
Total assets of consolidated VIEs	$2,924,691	$2,838,926
Liabilities:
Accrued interest payable	$5,993	$5,823
Debt	2,899,226	2,803,054
Total liabilities of consolidated VIEs	$2,905,219	$2,808,877